SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2003

EXCHANGE BANCSHARES, INC.

(Exact name of Registrant as specified in its Charter)

Ohio	033-54566	34-1721453
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

237 Main Street, Luckey, Ohio	43443
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (419) 833-3401

N/A

(Former name or former address, if changed since last report)

Item 7.  Financial Statements and Exhibits

(a)	Exhibits
	99.1	Letter to shareholders and condensed quarterly report dated July 21, 2003.

Item 9.  Regulation FD Disclosure

The information contained in this Item 9 of this Current Report is being furnished pursuant to “Item 12.  Results of Operations and Financial Condition” of Form 8-K in accordance with SEC Release Nos. 33-8216; 34-47583.

The information in this Current Report is being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.  The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

On July 21, 2003, Exchange Bancshares, Inc. released a condensed quarterly report and a letter to shareholders regarding second quarter 2003 earnings and announcing a dividend.  A copy of the letter to shareholders and the condensed quarterly report is attached to this report as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXCHANGE BANCSHARES, INC.

Date:  July 21, 2003

By:	/s/ THOMAS E. FUNK
Thomas E. Funk Vice President and CFO

Exhibit 99.1

Exchange Bancshares, Inc.

Financial Highlights (Unaudited)

(Dollars in thousands, except share data)	Six months ended
	June 30,		Percent
	2003	2002	Change

Net income	$224	$181	23.8%

Return on average assets	0.42%	0.35%	--
Return on average equity	4.85%	3.46%	--

Basic net income per common share	$0.38	$0.31	22.6%

At Period End
Total Assets	$106,576	$106,337	0.2%
Total Loans	67,735	82,228	(17.6)
Total Deposits	96,517	92,704	4.1
Total Shareholders' Equity	9,326	10,526	(11.4)

Averages
Total Assets	$107,817	$105,093	2.6%
Total Loans	68,255	81,249	(16.0)
Total Deposits	97,836	93,180	5.0
Total Shareholders' Equity	9,313	10,548	(11.7)

Quarterly Common Share Data

	Price Range		Book	Dividend
2003	High	Low	Value	Declared
Second Quarter	$18.75	$17.25	$15.90	$0.20
First Quarter	19.75	18.10	15.86	--

2002
Fourth Quarter	$20.00	$19.00	$15.72	$0.05
Third Quarter	20.00	19.00	17.22	--
Second Quarter	19.60	18.15	17.94	0.20
First Quarter	19.00	18.00	17.95	--

___________________________________________________________________________________________

The Exchange Bank is located on the web at:  www.theexchangebank.com

To our Shareholders, Customers and Friends:

We are pleased to present to you this condensed Quarterly Report as of June 30, 2003.   We are very pleased to announce a $.20 per share cash dividend for shareholders of record as of July 4, 2003.  This dividend will be payable July 31, 2003.

Many shareholders have asked me about continued stock dividends.  Your Board of Directors considers this issue every quarter and we hope to continue this program in the future.

As mentioned in prior reports to you,  2003 has been a time for reflection and rebuilding for Exchange Bancshares, Inc.  Accordingly, we have made positive results in stabilizing our asset base at $106,576,000 and have earned $224,000 this year as compared to $181,000 last year.  More importantly, as of June 30, 2003, we have reduced our non-performing loans during 2003 to 2.6% of total loans as compared to 3.1% last year as of June 30, 2002.  The reduction in non-performing loans coupled with the reduction in loans outstanding since last year has justified our decision not to expense any additional provision for loan losses for the six months ended June 30, 2003.  We have prioritized management efforts to maximize overall asset quality and to minimize non-performing loans which drag down the profitability of the Company.

As you know, the Federal Reserve has recently reduced interest rates. This wholesale market interest rate reduction is primarily responsible for The Exchange Bank’s lower net interest margin of 3.9% as of June 30, 2003, compared to 4.7% last year.  In terms of dollars, our net interest income was $1,951,000 as compared to $2,276,000 last year.  However, non-interest income increased to $369,000 as compared to $340,000 last year and we have reduced non-interest expense (overhead) to $2,002,000 as compared to $2,145,000 last year.  These operating adjustments have resulted in our net income increasing to $224,000 as of June 30, 2003, from $181,000 this time last year.  Yes, we are making headway to return our Bank to profitability, yet we have much more work  to do in order to achieve an industry average net income to average assets of 1% or better.  On-going efforts are underway to reduce our level of overhead to provide for a more cost efficient operation.  Additionally, our loan department is also working very hard to increase our loan volume resulting in higher loan to deposit ratios in a safe and sound manner.   We are working very hard to achieve peer level profitability on a sustained basis.

From a marketing standpoint, it is amazing to me the number of people I meet in our market area who are unfamiliar with The Exchange Bank.   This summer and fall we are going to “Take The Exchange Bank to the People.”  As such, we will be present at County Fairs in Fulton, Lucas and Wood counties along with being at many local village events & festivals.    When you see our display, please stop in and see us.

In summary, the year 2003 has presented notable challenges relative to asset quality and other  operating performance issues for the Company.  We believe these challenges have also presented even more opportunities for improvement and future growth for this Company.  The Board of Directors considers the year 2003 a year of reflection, adjustment and reorganization.  We look forward to reporting to you the positive results of our efforts during 2003 and beyond.

The Exchange Bank is an “INDEPENDENT COMMUNITY BANK” operated by community minded people you know and trust.  We are “Your Community Bank since 1906.”

Thanks again for your loyal support and we look forward to providing you with future reports.

Jeffery A. Robb, Sr., CPA

President & CEO

Exchange Bancshares, Inc.

Consolidated Balance Sheets (Unaudited)

(Dollars in thousands, except share data)	June 30,
	2003	2002
Assets
Cash and due from banks	$3,546	$3,380
Interest-earning deposits with banks	14	39
Federal funds sold	7,053	1,331

Securities available-for-sale	23,888	15,350

Loans	67,735	82,228
Allowance for loan losses	(1,290)	(825)
Net loans	66,445	81,403

Premises and equipment	3,504	3,384
Other real estate owned	644	92
Accrued interest receivable	649	821
Other assets	833	537
Total Assets	$106,576	$106,337

Liabilities
Deposits
Noninterest-bearing deposits	$11,349	$10,221
Interest-bearing deposits	85,168	82,483
Total deposits	96,517	92,704

Borrowed funds	88	2,602
Accrued interest payable	142	163
Other liabilities	503	342
Total Liabilities	97,250	95,811

Shareholders' Equity
Common stock - 750,000 shares authorized,
586,644 issued in 2003 and 2002	2,933	2,933
Surplus	5,071	5,071
Retained earnings	1,039	2,270
Accumulated other comprehensive income	283	252
Total Shareholders' Equity	9,326	10,526

Total Liabilities and Shareholders' Equity	$106,576	$106,337

Exchange Bancshares, Inc.

Consolidated Statements of Income (Unaudited)

(Dollars in thousands, except share data)	Three months ended June 30,		Six months ended June 30,
	2003	2002	2003	2002
Interest Income
Loans	$1,245	$1,637	$2,574	$3,276
Investment securities	183	210	372	415
Federal funds sold and other	40	6	72	16
Total Interest Income	1,468	1,853	3,018	3,707

Interest Expense
Deposits	511	682	1,064	1,421
Borrowed funds	1	6	3	10
Total Interest Expense	512	688	1,067	1,431

Net Interest Income	956	1,165	1,951	2,276
Provision for loan losses	0	169	0	215
Net Interest Income After
Provision for Loan Losses	956	996	1,951	2,061

Non-interest Income
Service charges on deposits	96	97	189	184
Secondary market loan fees	37	25	72	49
Fees on sales of annuities & mutual funds	3	23	25	72
Other income	64	15	83	35
Total Non-interest Income	200	160	369	340

Non-interest Expense
Salaries and employee benefits	484	556	990	1,074
Net occupancy and equipment	140	142	291	288
Other expenses	396	411	721	783
Total Non-interest Expense	1,020	1,109	2,002	2,145

Income before income taxes	136	47	318	256
Income taxes	38	9	94	75

Net income	$98	$38	$224	$181

Basic Earnings Per Share	$0.17	$0.06	$0.38	$0.31

EXCHANGE BANCSHARES, INC.

Directors

Cecil R. Adkins, Manufactured Housing and Developer

Norma J. Christen, Restaurant Owner

Mark S. Derkin, Industrial Components Distributor

Donald P. Gerke, Educator

Joseph R. Hirzel, Food Processing

Rolland I. Huss, Farmer

Marion Layman, Banker

David G. Marsh, Mortuary Owner

Edmund J. Miller, Television Broadcasting Engineer

Jeffery A. Robb, Sr., CPA, Banker

Officers

Marion Layman, Chairman

Jeffery A. Robb, Sr., President and CEO

Joseph R. Hirzel, Secretary

Thomas E. Funk, Vice President, Treasurer & CFO

Corporate Information

Corporate Office

Exchange Bancshares, Inc.

237 Main Street

P.O. Box 177

Luckey, OH  43443

(419) 833-3401

Transfer Agent

Illinois Stock Transfer Company

209 West Jackson Blvd., Suite 903

Chicago, IL  60606

(312) 427-2953 or (800) 757-5755

Fax (312) 427-2879

Stock Trading Information

Sweney Cartwright & Company

17 South High Street, Suite 300

Columbus, OH  43215

(614) 228-5391 or (800) 334-7481

McDonald and Company

One Seagate Square

Toledo, OH  43604

(419) 977-8200

THE EXCHANGE BANK

Directors

Cecil R. Adkins

Jerome A. Carpenter

Norma J. Christen

Mark S Derkin

Donald P. Gerke

Rolland I. Huss

Joseph R. Hirzel

Edmund J. Miller

Marion Layman

Jeffery A. Robb, Sr.

David G. Marsh

Officers

Rolland I. Huss, Chairman

Jeffery A. Robb, Sr., CPA, President/CEO

Rod H. Gallagher, Executive Vice President

Michael W. Pepple, Vice President, Senior Loan Officer

Linda F. Biniker, Vice President, Chief Operations Officer

Thomas E. Funk, Vice President/Chief Financial Officer

Charles M. Bailey, Vice President, Business Development,

      Human Resources Officer and Branch Manager

A. John Moore, Vice President, Secretary

Bank Branches

Luckey

235 Main Street, Luckey, OH  43443

(419) 833-3401 or (419) 535-8861

Kirk Stonerock, Asst. Vice President, Loan Officer

Kathy Meyer, Mortgage Loan Administration

Shelly Wheeler, Asst. Vice President, Loan Operations

Susan Beyer, Asst. Vice President, Branch Operations

Walbridge

311 North Main Street, Walbridge, OH  43465

(419) 666-2955

Patty Crawford, Asst. Vice President, Branch Manager

Holland

940 Clarion Avenue, Holland, OH  43528

(419) 868-1515

Brenda Mossing, Asst. Vice President, Branch Manager

Perrysburg

610 East South Boundary, Perrysburg, OH  43551

(419) 874-2090

Charles Bailey, Vice president, Branch Manager

Robert Walker, Asst. Vice President, Mortgage Loans

Sylvania

6401 Monroe Street, Sylvania, OH  43560

(419) 862-2145

Randy Cline, Asst. Vice President, Branch Manager